EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Semitool, Inc. (the “Company”) on Form 10-K for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, Raymon F. Thompson, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Semitool, Inc. and will be retained by Semitool, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 10, 2004	By: /s/Raymon F. Thompson —————————————— Raymon F. Thompson Chairman, President and Chief Executive Officer